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                                                                     EXHIBIT 5.1


                                December 23, 1999



RailWorks Corporation
1104 Kenilworth Drive
Suite 301
Baltimore, Maryland  21204

         Re:      RailWorks Corporation
                  Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel for RailWorks Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 7,900,263 shares of common stock outstanding as of the date hereof that may be sold by certain stockholders of the Company (the "Shares").

         As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         The opinions expressed herein are limited in all respects to the corporate law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of RailWorks Corporation in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ KING & SPALDING